SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported):          SEPTEMBER 18, 2002



                          WORLDWIDE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



             DELAWARE                   000-33263           33-0601331
          (State or other             (Commission        (I.R.S. Employer
   jurisdiction of incorporation)     File Number)      Identification No.)


                         13 SPECTRUM POINTE DRIVE
                            LAKE FOREST, CA               92630
              (Address of principal executive offices)  (zip code)


                                 (949) 598-8378
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report.)

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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

Financing
---------

     On September 18, 2002, Worldwide Medical Corporation closed on $1,650,000 of financing with Ziegler Healthcare Fund I, L.P. ("Ziegler.") The financing is a five year note, bearing interest at the rate of 14% with interest-only payments in year one and secured by a first priority lien on all of the Company's tangible and intangible assets. The note is fully amortized at the end of year five. The note allows for pre-payment with a penalty of between 1% and 5% depending on when the pre-payment occurs. In connection with the financing, the Company issued to Ziegler warrants to acquire 2,598,053 shares of common stock, subject to anti-dilution protection as to price and as to the number of shares generally, at an exercise price of $0.10 per share, but the warrants may not be exercised unless the price of the Company's common stock exceeds $0.20. The warrants are exercisable beginning one year from the closing.

     Net loan proceeds to the Company, after costs and fees of approximately $187,000, were $1,463,000. The proceeds will be utilized by the Company as follows: approximately $453,000 (plus approximately $199,000 in Company common stock) was used to retire approximately $987,000 in liabilities; $450,000 was used to pay down approximately $772,000 in liabilities, and the creditors holding the balance of these liabilities executed forbearance agreements in which they have agreed to refrain from bringing any claims against the Company for failure by the Company to pay its debt to such creditor when due and to receive monthly payments based on a cash flow formula that allows the Company to pay Ziegler and its current operating expenses and to maintain certain financial covenants prior to paying any of such creditors; $50,000 was utilized to make the Company's scheduled payment due the FDA; $416,666 has been deposited in a restricted account for use in investing in new business opportunities and certain other purposes, all as approved by Ziegler from time to time during the term of the financing; and the remaining approximately $93,000 will be used for working capital.

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Resignation  of  Directors
--------------------------

     On September 13, 2002, Mr. Glenn G. Barrons resigned as Secretary and Director of the Company. Mr. Barrons' resignation came as a result of his desire to devote all of his focus to the development and operation of Cyber Marketing Concepts, a current and growing customer of Worldwide Medical Corporation. Mr. Barrons is a principal of Cyber Marketing Concepts.

     Effective September 18, 2002, and in connection with the Ziegler financing discussed above, Dr. Jemo Kang and Mr. Jeffrey H. Nicholas resigned as Directors of the Company. The resignation of both Dr. Kang and Mr. Nicholas was part of a settlement and restructuring agreement with Princeton Biomeditech Corporation, a creditor of the Company whose debt from the Company was satisfied as part of the Ziegler financing transaction.

     To the best knowledge of the Company, none of the above-referenced directors resigned because of a disagreement with the Company on any matter relating to the Company's operations, polices or practices.

Employment  Agreements
----------------------

     On September 18, 2002, and in connection with and as a condition of the Ziegler financing discussed above, the Company entered into three (3) year employment agreements beginning October 1, 2002 with each of Mr. Daniel G. McGuire, President, Mr. Kevin J. Gadawski, Chief Financial Officer, and Mr. Francisco Rojas, Chief Scientific Officer.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

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EXHIBITS



ITEM NO.  DESCRIPTION
--------  -----------

10.1 . .  Loan Agreement dated September 18, 2002 by and between the Company and Ziegler Healthcare Fund I, L.P.

10.2 . .  Promissory Note dated September 18, 2002 in favor of Ziegler Healthcare Fund I, L.P.

10.3 . .  Warrant Agreement dated September 18, 2002 in favor of Ziegler Healthcare Fund I, L.P.

10.4      Rights Agreement dated September 18, 2002 by and between the Company and Ziegler Healthcare Fund I, L.P., and certain shareholders of the Company.

10.5 . .  Security Agreement dated September 18, 2002 by and between the Company and Ziegler Healthcare Fund I, L.P.

10.6      Assignment and Pledge of Deposit Account dated September 18, 2002 by and between the Company and
          Ziegler Healthcare Fund I, L.P.

10.7 . .  Employment Agreement dated September 18, 2002 by and between the Company and Daniel G. McGuire.

10.8 . .  Employment Agreement dated September 18, 2002 by and between the Company and Kevin J. Gadawski.

10.9 . .  Employment Agreement dated September 18, 2002 by and between the Company and Francisco Rojas.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October  1,  2002                    Worldwide  Medical  Corporation
                                             a  California  corporation


                                             /s/ Daniel G. McGuire
                                             ________________________________
                                             Daniel  G.  McGuire,  President

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